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                                   EXHIBIT 4.2


                                   ZILA, INC.

                      FORM OF STOCK OPTION AWARD AGREEMENT

         BY THIS STOCK OPTION AWARD AGREEMENT (the "Agreement"), ZILA, INC., a Delaware corporation (the "Company"), and the undersigned, an eligible employee of the Company (the "Optionee"), desire to establish the terms and conditions upon which the Company is willing to grant the Optionee, and upon which the Optionee is willing to accept from the Company, an Option to purchase Stock from the Company, pursuant to the terms and conditions of the Company's 1997 Stock Option Award Plan (the "Plan"). The Company and the Optionee hereby agree as follows:

         1. The Plan All the terms, conditions and definitions of the Plan are hereby incorporated by reference into this Agreement, as if fully set forth herein.

         2. Terms of Grant

            (a)   Option Exercise price:                $____________________

            (b)   Nonqualified Options
                  to purchase Stock:                    _______________ shares

            (c)   Incentive Stock Options
                  to purchase Stock                     ________________ shares

            (d)   Date of Grant(s)                      ______________________

Dated:

                                        ZILA, INC., a Delaware corporation

                                        By ___________________________
                                        Its Vice President/Corporate Secretary


                                        OPTIONEE



                                        _______________________________
                                        (Signature)